Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124140, 333-122628, 333-110855, 333-110854, 33-40730, 333-103573, 333-59516, 333-38378, 333-166521 and 333-183243), Form S-3 (Nos. 333-120776, 333-49952 and 333-48194) and Form S-3ASR (No. 333-223427) of Molson Coors Brewing Company of our report dated February 12, 2019 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 12, 2019